UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2013

SICHUAN LEADERS PETROCHEMICAL COMPANY
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

333-183104	20-4138848
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd, Suite 200, Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(727) 535-1917

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Diane J. Harrison submitted her resignation as Treasurer, Principal Accounting Officer, and Director on August 7, 2013; her resignation was accepted by the Board of Directors on the same day.  Ms. Harrison resigned due to the Company’s increased focus on Chinese only business and operations.  Her resignation was not the result of a disagreement with management regarding the operations, policies or practices of the Company.  She remains as Corporate Secretary.

On August 7, 2013, Mr. Gary Macleod submitted his resignation as Chief Executive Officer and Director; his resignation was accepted by the Board of Directors on the same day.  Mr. Macleod resigned due to the Company’s increased focus on Chinese only business and operations.  His resignation was not the result of a disagreement with management regarding the operations, policies or practices of the Company.

Director and Chairman of the Board, Andy Z. Fan, was appointed as and has accepted the positions of CEO, Treasurer, and Principal Accounting Officer.  There are no arrangements or understanding between Mr. Andy Z. Fan and any other person pursuant to which he was selected as a CEO, Treasurer, and Principal Accounting Officer, and the Company has not entered into, nor has any currently proposed plans to enter into, any transactions in which he will have a direct or indirect material interest.  In addition, there are no family relationships between Mr. Andy Z. Fan and any other director (other than himself) or executive officer of the Company.

The Company has already begun a search for new directors and a new CEO and Accounting Officer to assist in moving the Company forward.

Background of Mr. Andy Z. Fan:

Mr. Andy Z. Fan is a Chinese-American businessman with connections with the Chinese government and long standing relationships with Chinese media. He was once the interpreter for China's Head of State -- Prime Minister Li Peng. Later, he served as U.S. President Bill Clinton’s Chinese interpreter.   Mr. Andy Z. Fan's book "Clinton and My Life" made him a sought-after public speaker.

Mr. Fan is currently President, Director, and Chairman of the Board of AF Ocean Investment Management Company [OTCBB:AFAN].  AF Ocean’s mission is to help Wall Street investors identify and work with respectable and reputable Chinese counterparts and companies and assist Chinese corporations to understand that the only way to benefit from the world’s biggest capital market is through strict and consistent adherence to the rules and regulations that govern companies listed on American stock exchanges.

Mr. Fan is currently President, Director and Chairman of the Board of ChinAmerica Andy Movie Entertainment Media [OTCBB:CAME].  The primary focus of the Company is on the development, production and distribution of documentaries and animated films.  The production of documentaries will be focused on the Chinese government, culture and the history of the People’s Republic of China.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99.1	Gary Macleod Resignation
99.2	Diane J. Harrison Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SICHUAN LEADERS PETROCHEMICAL COMPANY
Dated: August 9, 2013	By:	/s/ Diane J. Harrison
Name: Diane J. Harrison Title: Secretary